ARTICLES OF INCORPORATION
                                      OF
                            THE OCEANIA GROUP, INC.

         The undersigned, in order to form a corporation for the purposes hereinafter stated under and pursuant to the general corporation law of the State of Delaware do hereby certify as follows:

                                   ARTICLE I

                                     Name

         The name of this corporation is The Oceania Group, Inc.

                                  ARTICLE II

                                   Duration

         The duration of this corporation is perpetual.

                                  ARTICLE III

                                   Purposes

         The purpose or purposes for which this corporation is organized are:

         (a) To engage in any lawful act or activity for which the corporation may be organized under the general corporation law of Delaware.

         (b) To do each and every thing necessary suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated or which at any time may appear conducive to or expedient for the protection or benefit of this corporation and to do said acts as fully and to the same extent as natural persons might or could do in any part of the world as principals, agents,

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partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

                                  ARTICLE IV

                                     Stock

         The Corporation shall have the authority to issue an aggregate of Fifty Million (50,000,000) shares common stock having a one tenth of one cent ($.001) par value each.

                                   ARTICLE V

                                   Amendment

         These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

                                  ARTICLE VI

                              Shareholder Rights

         The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation and cumulative voting is denied.

                                  ARTICLE VII

                           Initial Office and Agent

         The address of the initial registered office of the corporation is 1209 Orange Street, Wilmington, Delaware 19801, Newcastle County and the name of the corporation's initial registered agent at such address is Corporation Trust Company.

                                 ARTICLE VIII

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

                                   Directors

         The number of Directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualified are:

                                 Charles E. Hayden
                                 3245 Tyler Avenue
                                 Ogden, Utah  84403

                                 Scott McElhaney
                                 28128 Pacific Coast Highway #164
                                 Malibu, CA  90265

                                 Marsha D. Hayden
                                 3245 Tyler Avenue
                                 Ogden, Utah  84403

                                  ARTICLE IX

                                 Incorporators

         The name and address of each incorporator is:

                                 Charles E. Hayden
                                 3245 Tyler Avenue
                                 Ogden, Utah  84403

                                 Maria L. Booth
                                 50 West Broadway, Suite 701
                                 Salt Lake City, Utah  84101

                                 Robert J. Nielson
                                 50 West Broadway, Suite 701
                                 Salt Lake City, Utah  84101

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

                                   ARTICLE X

             Common Directors - Transactions Between Corporations

         No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relation or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies this contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

         DATED this 8th day of February, 1986.

                                         /s/ Charles E. Hayden
                                         -------------------------------------
                                         Charles E. Hayden


                                         /s/ Maria L. Booth
                                         -------------------------------------
                                         Maria L. Booth


                                         /s/ Robert J. Nielson
                                         -------------------------------------
                                         Robert J. Nielson

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

STATE OF UTAH         )
                      )SS
COUNTY OF SALT LAKE   )

         I hereby certify that on the 8th day of February, 1986, Charles E. Hayden, Maria L. Booth and Robert J. Nielson, personally appeared before me who, being by me first duly sworn, severally declared that they are the incorporators and that the statements therein contained are true.

         DATED this 8th day of February, 1986.


                                         -------------------------------------
                                         NOTARY PUBLIC

                                         Residing in:
                                                     -------------------------

My Commission Expires:

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